SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 28, 2002

                                  Anthem, Inc.
             (Exact name of registrant as specified in its charter)



       STATE OF INDIANA                 001-16751               35-2145715
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


                                  Anthem, Inc.
                   120 Monument Circle, Indianapolis, IN 46204
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (317) 488-6000



                                       N/A
          (Former name or former address, if changed since last report)


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Items 1 - 4.  Not Applicable.

Item 5.  Other Events

         On April 29, 2002, Anthem, Inc., an Indiana corporation (the "Company"), announced that it had entered into an Agreement and Plan of Merger, dated as of April 28, 2002 (the "Merger Agreement"), among the Company, Trigon Healthcare, Inc., a Virginia corporation ("Trigon"), and AI Sub Acquisition Corp., an Indiana corporation and wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which Trigon will merge with and into Merger Sub as the surviving corporation in the merger (the "Merger").

         Concurrently with entering into the Merger Agreement, Company and Trigon entered into a Stock Option Agreement, dated as of April 28, 2002 (the "Stock Option Agreement), pursuant to which the Company received an option from Trigon, exercisable under certain circumstances specified in the Stock Option Agreement, to purchase up to an aggregate of 19.9% of Trigon's outstanding shares of Class A common stock, par value $0.01 per share ("Trigon Common Stock"), at the purchase price stated therein.

         The Merger Agreement, the Stock Option Agreement and the press release announcing the transaction are attached as exhibits hereto and are each incorporated herein by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

Information Concerning Participants in the Solicitation

         The Company and certain other persons named below may be deemed participants in the solicitation of proxies of the Company's shareholders to approve the issuance of shares of the Company's common stock in connection with the Merger and in the solicitation of proxies of the Trigon's shareholders to approve the Merger Agreement.

         The participants in the solicitation may include the directors of the
Company: Susan B. Bayh, Larry C. Glasscock, William B. Hart, Allan B. Hubbard, Victor S. Liss, L. Ben Lytle, William G. Mays, James W. McDowell, Jr., B. LaRae Orullian, Senator Donald W. Riegle, Jr., William J. Ryan, George A. Schaefer, Jr. and Dennis J. Sullivan, Jr.; the following executive officers of the
Company: Larry C. Glasscock (President and Chief Executive Officer), David R. Frick (Executive Vice President and Chief Legal and Administrative Officer), Michael L. Smith (Executive Vice President and Chief Financial Officer), Samuel
R. Nussbaum, M.D. (Executive Vice President and Chief Medical Officer), Marjorie
W. Dorr (President, Anthem East), Keith R. Faller (President, Anthem Midwest), Michael D. Houk (President, National Accounts), Caroline S. Matthews (Chief Operating Officer, Anthem Blue Cross and Blue Shield in Colorado and Nevada), John M. Murphy (President, Specialty Business Division of Anthem) and Jane E. Niederberger (Senior Vice President and Chief Information


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Officer); and the following other employees of the Company: Tami L. Durle (Vice
President, Investor Relations) and Lauren Green-Caldwell (Executive Director, Corporate Communications). As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 1% of the Company's common stock, and, in the aggregate, such participants do not beneficially own in excess of 1%.

         Except as disclosed above, to the knowledge of the Company, none of the directors, executive officers or other employees of the Company named above has any interest, direct or indirect, by security holding or otherwise in the Company.


Item 6.  Not Applicable.

Item 7.  Exhibits.

2.1 Agreement and Plan of Merger, dated as of April 28, 2002, by and among Anthem, Inc., AI Sub Acquisition Corp., and Trigon Healthcare, Inc.

99.1 Stock Option Agreement, dated as of April 28, 2002, by and between Anthem, Inc. and Trigon Healthcare, Inc.

99.2 Press Release, dated April 29, 2002, issued by Anthem, Inc. and Trigon Healthcare, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ANTHEM, INC.



                                         By: /s/ Robert S. Schneider
                                             ----------------------------------
                                             Name:  Robert S. Schneider
                                             Title: Vice President of Finance
                                                    and Controller


Date: April 29, 2002